Calculation of Filing Fee Tables
F-4
AIR Holdings Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Pubco Ordinary Shares, par value of $0.0001 per share	Other	10,400		$ 106,704.00	0.0001381	$ 14.74
Fees Previously Paid	2	Equity	Pubco Ordinary Shares, par value of $0.0001 per share	Other	27,600,000		$ 283,176,000.00		$ 39,106.61
Fees Previously Paid	3	Equity	Pubco Ordinary Shares, par value of $0.0001 per share	Other	2,611,178		$ 26,790,686.28		$ 3,699.79
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 310,073,390.28		$ 42,821.14
			Total Fees Previously Paid:						$ 42,806.40
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 14.74
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) All securities being registered will be issued by AIR Global PLC, a Jersey public limited company and the expected legal successor to the Registrant, AIR Holdings Limited, a private limited company incorporated under the laws of Jersey, following its renaming and conversion from a Jersey private limited company to a Jersey public limited company to be undertaken following the date of the enclosed proxy statement/prospectus but prior to the consummation of the Business Combination. The securities will be issued in connection with the Business Combination described in the enclosed proxy statement/prospectus among AIR Holdings Limited, Cantor Equity Partners III, Inc., AIR Limited, Genesis Jersey Merger Sub Limited and Genesis Cayman Merger Sub Limited. Capitalized terms used but not defined in this filing fee table have the respective meanings given to them in the enclosed proxy statement/prospectus. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. (2) Pursuant to Rule 457(f)(1) and Rule 457(c) promulgated under the Securities Act, calculated based on the average of the high and low prices of the CAEP Class A Ordinary Shares on March 20, 2026, which was $10.26. (3) Consists of 10,400 Pubco Ordinary Shares issuable in connection with the Business Combination in exchange for 10,400 ordinary shares of AIR Limited held by AIR Limited shareholders who are nonaffiliates of AIR Global PLC.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
10,400	$ 10.26	$ 106,704.00			$ 106,704.00

[2]	Rule 457(f) Fee Calculation Details

(1) All securities being registered will be issued by AIR Global PLC, a Jersey public limited company and the expected legal successor to the Registrant, AIR Holdings Limited, a private limited company incorporated under the laws of Jersey, following its renaming and conversion from a Jersey private limited company to a Jersey public limited company to be undertaken following the date of the enclosed proxy statement/prospectus but prior to the consummation of the Business Combination. The securities will be issued in connection with the Business Combination described in the enclosed proxy statement/prospectus among AIR Holdings Limited, Cantor Equity Partners III, Inc., AIR Limited, Genesis Jersey Merger Sub Limited and Genesis Cayman Merger Sub Limited. Capitalized terms used but not defined in this filing fee table have the respective meanings given to them in the enclosed proxy statement/prospectus. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. (2) Consists of up to 27,600,000 Pubco Ordinary Shares that may be issued in exchange for a maximum of (subject to redemptions) 27,600,000 CAEP Class A Ordinary Shares held by CAEP's Public Shareholders. (3) Pursuant to Rule 457(f)(1) and Rule 457(c) promulgated under the Securities Act, calculated based on the average of the high and low prices of the CAEP Class A Ordinary Shares on March 20, 2026, which was $10.26.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
27,600,000	$ 10.26	$ 283,176,000.00			$ 283,176,000.00

[3]	Rule 457(f) Fee Calculation Details

(1) All securities being registered will be issued by AIR Global PLC, a Jersey public limited company and the expected legal successor to the Registrant, AIR Holdings Limited, a private limited company incorporated under the laws of Jersey, following its renaming and conversion from a Jersey private limited company to a Jersey public limited company to be undertaken following the date of the enclosed proxy statement/prospectus but prior to the consummation of the Business Combination. The securities will be issued in connection with the Business Combination described in the enclosed proxy statement/prospectus among AIR Holdings Limited, Cantor Equity Partners III, Inc., AIR Limited, Genesis Jersey Merger Sub Limited and Genesis Cayman Merger Sub Limited. Capitalized terms used but not defined in this filing fee table have the respective meanings given to them in the enclosed proxy statement/prospectus. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. (3) Pursuant to Rule 457(f)(1) and Rule 457(c) promulgated under the Securities Act, calculated based on the average of the high and low prices of the CAEP Class A Ordinary Shares on March 20, 2026, which was $10.26. (4) Consists of the difference of (A) 4,111,178 Pubco Ordinary Shares, issuable in exchange for CAEP Class A Ordinary Shares the Sponsor is expected to receive upon conversion of (i) 3,500,000 CAEP Founder Shares after accounting for the surrender by the Sponsor and cancellation of 3,400,000 CAEP Founder Shares at Closing pursuant to the Sponsor Support Agreement, (ii) 580,000 CAEP Private Placement Shares, and (iii) 31,178 CAEP Class A Ordinary Shares to be issued to the Sponsor in repayment of the Sponsor Loan (based on the approximate outstanding balance of the Sponsor Loan as of December 31, 2025), less (B) a maximum of 1,500,000 Pubco Ordinary Shares that are subject to forfeiture and cancellation for no consideration if some or all of the targets under the Sponsor Earnout Conditions are not achieved.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
2,611,178	$ 10.26	$ 26,790,686.28			$ 26,790,686.28

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date